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                                                                   EXHIBIT 10.12

                           THE TIMES MIRROR COMPANY

                        1996 MANAGEMENT INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

  The purpose of this 1996 Management Incentive Plan ("Plan") of The Times Mirror Company, a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such employees in the Company.

SECTION 2. ADMINISTRATION OF THE PLAN

  2.1 Composition of Committee. The Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board of Directors of the Company (the "Board"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the sole discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award (as defined in Section 5) for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist of two or more directors who are permitted under that Rule to make grants or awards that are exempt from the operation of Exchange Act Section 16(b), and (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m)(4)(C) of the Internal Revenue Code (the "Code"), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code). With respect to any Award that is not intended to satisfy the conditions of Exchange Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any director(s) or, except to the extent prohibited under applicable law, to any officer(s) of the Company (any of whom also may be a Participant (as defined in Section 4) who has been granted or is eligible to be granted Awards under the Plan), and in the context of such Awards, references in this Plan to the "Committee" shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegate(s) of the Committee.

  2.2 Committee Action. A majority of the Committee's members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members (whether in counterpart or on the same copy) shall be fully as effective as if it had been made by a majority vote

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of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

  2.3 Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

  2.4 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

    (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the mean between the high and the low market prices for a Share reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

    (b) to determine which persons are Employees (as defined in Section 4 hereof), to which of such Employees, if any, Awards shall be granted hereunder and the timing of any such Awards;

    (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

    (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

    (e) to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical);

    (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

    (g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

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    (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  2.5 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

  3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company's Series A Common Stock, $1 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 14,500,000; provided that no more than 2,000,000 of such Shares may be issued pursuant to all Annual Incentive Bonuses, Performance Stock Awards and Restricted Stock Awards granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

  3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 500,000. The aggregate number of Shares issued or issuable under any Annual Incentive Bonus or Performance Stock Awards granted under this Plan during any calendar year to any one Employee shall not exceed 500,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations (i) shall not apply if such limitations are not required in order for Awards to qualify as "performance based compensation" under Code Section 162(m); and (ii) shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

  3.3 ISO Limits. The aggregate number of Shares issued and issuable pursuant to all ISOs granted under this Plan shall not exceed 14,500,000. Such maximum number does not include the number of Shares subject to the unexercised portion of any ISO granted under this Plan that expires or is terminated. Notwithstanding anything to the contrary in the Plan, such aggregate number of Shares shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any ISO granted under this Plan.

  3.4 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or

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settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

  Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company (an "Employee") shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board's status as an Employee shall be determined by the Board. For purposes of Awards addressed in Section 10.5, the term "Employee" shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A "Participant" is any current or former Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5. PLAN AWARDS

  5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Restricted Stock, Performance Stock and Annual Incentive Bonuses. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

    Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the "Option Agreement"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code
  Section 422 and Options which are not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6 as the Committee in its sole discretion shall determine.

    Annual Incentive Bonus: An Annual Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement evidencing the Award (the "Annual Incentive Bonus Agreement").

    Performance Stock: Performance Stock is an award of Shares made under
  Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the agreement evidencing the Award (the "Performance Stock Agreement").

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    Restricted Stock: Restricted Stock is a right granted under Section 9 to
  Shares issued or issuable under the Plan but subject during specified periods of time to such conditions on vesting, restrictions on transferability and/or repurchase rights as are expressed in the agreement evidencing the Award (the "Restricted Stock Agreement").

  5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

  5.3 Method of Share Acquisition. Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

SECTION 6. STOCK OPTION GRANTS

  The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, the exercise or settlement of a previous Option or a Change of Control.

  6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

  6.2 Option Price. The price per Share of the Shares subject to each Option granted under the Plan shall be not less than 100% of the fair market value of such Stock on the date the Option is granted, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

  6.3 Option Term. The "Term" of each Option granted under the Plan, including any ISOs, shall be ten (10) years from the date of its grant, unless the Committee in its sole discretion shall provide for a shorter Term.

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  6.4 Option Vesting. The ability to exercise Options granted under the Plan shall be subject to the following provisions:

    (a) Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

    (b) Notwithstanding any other provision of this Plan, the aggregate fair market value (determined at the time that the ISO is granted) of the Shares with respect to which Options that are intended to qualify as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and any other plans of the Company) shall not exceed $100,000.

  6.5 Termination of Employment. Subject to Section 12, upon a termination of employment by a Participant prior to the full exercise of an Option, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion or, in the case of an ISO, unless other procedures are necessary to comply with the provisions of Section 422, 424 or 425 of the
Code:

    (a) Death or Disability. Upon the death of the Employee or a determination of the Employee's disability, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, and prior to the full exercise of an Option, any remaining unexercised portion of the Option shall become immediately available for exercise by the Participant, and shall be exercisable until the expiration of the remaining Term of the Option.

    (b) Normal Retirement. Upon the Normal Retirement of an Employee, or in other circumstances specified by the Committee, prior to the full exercise of an Option, the portion of the Option eligible for exercise shall be determined by (i) multiplying the number of shares represented by the Option by a ratio equal to the number of full months of the Employee's service with the Company following the date of grant of the Option divided by 36, which result shall not be less than the number of shares represented by the Option available, or previously available, for exercise, and (ii) subtracting from this amount any shares represented by the Option that were previously exercised by the Participant. Any portion of an Option made eligible for exercise based on this calculation may not be exercised unless and until any performance restrictions associated with the Option are satisfied. Once such portion of the Option is available for exercise, it may be exercised by the Participant until the expiration of the remaining Term of the Option. Unless otherwise specified by the Committee, Normal Retirement shall be the Employee's termination of employment at or after attainment of age 65.

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    (c) Early Retirement. Upon the Early Retirement of an Employee, or in
  other circumstances specified by the Committee, prior to the full exercise of an Option, the portion of the Option eligible for exercise shall be determined by (i) multiplying the number of shares represented by the Option by a ratio equal to the number of full months of the Employee's service with the Company following the date of grant of the Option divided by 48, which result shall not be less than the number of shares represented by the Option available, or previously available, for exercise, and (ii) subtracting from this amount any shares represented by the Option that were previously exercised by the Participant. Any portion of an Option made eligible for exercise based on this calculation may not be exercised unless and until any performance restrictions associated with the Option are satisfied. Once such portion of the Option is available for exercise, it may be exercised by the Participant until the expiration of the remaining Term of the Option. Unless otherwise specified by the Committee, Early Retirement shall be the Employee's termination of employment between ages 55 and 65, provided the Employee has at least 5 years of service with the Company as of termination of employment.

    (d) Other Forms of Termination. Upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the full exercise of an Option, the right to exercise any portion of that Option not already available for exercise on the date of such termination of employment shall be forfeited. In such event, any portion of the Option that is available for exercise as of the date of the Employee's termination of employment must be exercised within the shorter of 30 days following the Employee's termination of employment or the remaining Term of the Option.

  6.6 Option Exercise.

  (a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

  (b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise specifying the number of Shares to be purchased signed by the Participant,
(ii) full payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and

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documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered. Shares shall be so registered as soon as administratively practicable after exercise of any Option, subject to reasonable delays and to delays beyond the reasonable control of the Company such as but not limited to completion of registration of said Shares with the Securities and Exchange Commission or compliance with any federal or state laws, rules or regulations.

  (c) Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers' check, (ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (vi) any combination of (i) through (v).

  6.7 Executive Stock Purchase Options. Notwithstanding anything to the contrary in this Article VI, the Committee may grant one or more Employees who are subject to Exchange Act Section 16 one or a series of Options to purchase up to a maximum number and/or maximum aggregate purchase price of Shares as the Committee may specify, and may permit the exercise price of any such Options to be paid with amounts accumulated through payroll deductions, and may specify such other terms and conditions to be applicable to any such Options and/or to any Shares purchased upon exercise of any such Options as are generally applicable to options granted and Shares purchased under the Company's 1996 Employee Stock Purchase Plan or as the Committee in its sole discretion shall specify. The term of any Option granted under this Section
6.7 shall not exceed twenty-seven (27) months. Notwithstanding anything to the contrary in Section 6.2, the exercise price of any Option granted under this
Section 6.7 shall be the lesser of such percentage, as specified by the Committee (which shall not be less than seventy-five percent (75%)), of (1) the fair market value per Share on the date the Option is granted; or (2) the fair market value per Share on the expiration date of the Option.

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SECTION 7. ANNUAL INCENTIVE BONUS

  Each Annual Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a fiscal year.

  7.1 Annual Incentive Bonus Agreement. Each Annual Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Annual Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the fiscal year as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Annual Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The maximum amount payable as an Annual Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Annual Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

  7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Annual Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Annual Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Annual Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Annual Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Annual Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

  7.3 Timing of Payment. The Committee shall determine the timing of payment of any Annual Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Annual Incentive Bonus to be deferred to a specified date or event.

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  7.4 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the end of a fiscal year, the following procedures shall apply as to any Annual Incentive Bonus Award for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death or retirement of the Employee or a determination of the Employee's disability, the Participant shall be entitled to receive a pro-rata portion of any Annual Incentive Bonus Award amount payable based upon performance for such fiscal year. Such pro-rata portion shall be determined by multiplying (i) the amount of the Annual Incentive Bonus Award that the Committee determines, either upon completion of the fiscal year or based upon an evaluation during the fiscal year Performance Period, would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to the number of full months of the Employee's employment with the Company during the fiscal year divided by 12.

    (b) Other Forms of Termination. Subject to Section 12, unless the Committee provides otherwise, upon a termination of an Employee's employment with the Company for any reason other than death, disability, or retirement prior to the end of a fiscal year, the right to receive any payment from the Annual Incentive Bonus for that fiscal year shall be forfeited.

  7.5 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Annual Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  7.6 Form of Payment. The Committee may provide for any such Participant(s) as it shall designate to have the option for his or her Annual Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares on the following terms and conditions:

    (a) The number of Shares issued in the name of the Participant shall be determined by dividing the amount of the Annual Incentive Bonus which the Committee has permitted the Participant, and the Participant has elected, to receive in the form of Shares by fifty percent of the fair market value of a Share as of such date as the Committee may specify.

    (b) Fifty percent of the Shares issued in the name of the Participant shall be fully vested on the date of issuance (such vested Shares, the "Bonus Shares") and shall be held in escrow by the Company or by such agent as the Committee may select but, subject to Section 7.6(c), may be withdrawn from escrow by the Participant at any time.


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    (c) The remaining Shares issued in the name of the Participant (the
  "Matching Shares") shall be held in escrow by the Company or by such agent and shall remain unvested and subject to forfeiture unless and until the corresponding number of Bonus Shares have been held in escrow for four (4) years from the date of their issuance (such condition, the "Holding Period Requirement"). Upon satisfaction of the Holding Period Requirement, the Matching Shares shall become vested and such Matching Shares and the corresponding Bonus Shares shall be released from the escrow. The Committee may provide that a temporary withdrawal of Bonus Shares from escrow in order to pay the exercise price of a stock option granted by the Company (regardless of whether granted under this Plan) shall not result in forfeiture of any Matching Shares if the Participant instructs the Company to deposit into the escrow a number of Shares issued upon exercise of such stock option equal to the number of Bonus Shares withdrawn for purposes of exercising such stock option, and the subsequent holding period of such redeposited Shares shall be added to the prior holding period of such withdrawn Bonus Shares for purposes of satisfying the Holding Period Requirement. Subject to the preceding sentence and to Section 7.6(d), in the event that any of a Participant's Bonus Shares are withdrawn from escrow prior to satisfaction of the Holding Period Requirement, a corresponding number of Matching Shares shall be forfeited and transferred back to the Company.

    (d) Upon a termination of employment by an Employee prior to satisfaction of the Holding Period Requirement for any Bonus Shares under Section 7.6(c), the following procedures shall apply as to any Matching Shares held in the name of the Participant, unless determined otherwise by the Committee in its sole discretion: (i) upon the death or retirement of the Employee or a determination of the Employee's disability, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, and provided that the Holding Period Requirement under Section 7.6(c) is satisfied, Matching Shares shall become vested on the same terms and at the same time as if the Employee's employment with the Company had continued; and (ii) upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the satisfaction of the Holding Period Requirement under Section 7.6(c), all unvested Matching Shares shall be forfeited and transferred back to the Company. The Committee may provide as a further condition to the vesting of Matching Shares that following the retirement of the Employee or a determination of the Employee's disability, or such other termination for which the Committee so provides, any Matching Shares shall be forfeited if the Participant competes with the Company during the four year holding period provided for under Section 7.6(c).

    (e) Except to the extent provided otherwise by the Committee, a Participant shall be entitled to vote and to receive dividends on any Bonus Shares and Matching Shares held in escrow pursuant to this Section 7.6.

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    (f) Notwithstanding the terms of Section 7.6(a) through (e), the
  Committee may specify such other methods or formula by which Shares shall be valued for purposes of determining the number of Shares issuable in settlement of any Annual Incentive Bonus, and may alter or waive any of the provisions of Section 7.6(a) through (e) or may impose such further or different conditions upon the grant, retention and/or vesting of such Shares as it shall determine in its sole discretion.

SECTION 8. PERFORMANCE STOCK

  Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

  8.1 Performance Stock Agreement. Each Performance Stock Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance (a "Performance Period"), (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

  8.2 Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

  8.3 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the end of a Performance Period, the following procedures shall apply as to any Performance Stock Awards granted to such Employee, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death or retirement of the Employee or a determination of the Employee's disability, the Participant shall be entitled to a pro-rata portion of any Performance Stock Award. Such pro-rata portion shall be determined by multiplying (i) the number of Shares as to which the Committee determines, either upon completion of the Performance Period or based upon an evaluation during the Performance Period, the performance criteria applicable to such Award has been or would have been satisfied, times (ii) a ratio equal to the number of full months of the Employee's employment with the Company divided by the number of months in the performance period for such Award.

    (b) Other Forms of Termination. Subject to Section 12, unless the Committee provides otherwise, upon a termination of an Employee's employment with the Company for any reason other than death, disability, or retirement prior to the end of a Performance Period, the right to any Performance Stock as to which the performance criteria and any other condition has not then been satisfied shall be forfeited.

  8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. RESTRICTED STOCK

  Restricted Stock consists of Shares which are registered or are issuable by the Company in the name of an Employee in exchange for such cash or other consideration as determined by the Committee. Restricted Stock may, but need not, be subject during specified periods of time to such conditions to vesting, to restrictions on their sale or other transfer by the Participant and/or to repurchase rights as may be determined by the Committee. The transfer and sale of Shares pursuant to Restricted Stock Awards shall be subject to the following terms and conditions:

  9.1. Numbers of Shares. The number of Shares to be transferred or sold by the Company to an Employee pursuant to a Restricted Stock award shall be determined by the Committee.

  9.2. Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock shall be sold or awarded to an Employee, which may vary from time to time and among Employees and which may be below the fair market value of such Shares at the date of grant or issuance.

  9.3. Conditions. All Shares transferred or sold as Restricted Stock hereunder shall be subject to such restrictions or conditions as the Committee may determine, including, without limitation any or all of the following:

    (a) a prohibition against the sale, transfer, pledge or other encumbrance of the Shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Shares, or otherwise);

    (b) a requirement that the holder of Shares forfeit or resell back to the Company at a price specified by the Committee (which price may be more than the price, if any, paid by the Employee for such Shares) all or part of such Shares in the event of termination of employment during any period in which such Shares are subject to conditions; and

    (c) such other conditions or restrictions as the Committee may deem advisable.

  9.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3 with respect to any Shares of Restricted Stock registered in the name of the Participant, such Shares may be held in escrow by the Company or its agent or subject to stop transfer or other restrictions or legends as the Committee shall determine. Unless provided otherwise by the Committee, a Participant shall be entitled to vote and to receive dividends on any shares of Restricted Stock as to which the restrictions have not lapsed.

  9.5. End of Conditions. Subject to Section 12, as soon as administratively practicable after any Shares of Restricted Stock cease to be subject to forfeiture, resale, nontransferability or other conditions or restrictions, such Shares will be registered in the name of the Participant free of all restrictions and conditions, subject to reasonable delays and to delays beyond the reasonable control of the Company.

  9.6 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the vesting of or the lapsing of restrictions on Restricted Stock, the following procedures shall apply as to any Restricted Stock Awards granted to such Employee, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Upon the death or retirement of the Employee or a determination of the Employee's disability prior to the vesting or lapsing of restrictions on Restricted Stock, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, any remaining unvested or restricted portion of the Restricted Stock Award shall become vested and/or unrestricted on the same terms and at the same time as if the Employee's employment with the Company had continued.

    (b) Other Forms of Termination. Upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the vesting or lapsing of restrictions on Restricted Stock, the right to any portion of the Restricted Stock Award that has not vested or that remains subject to restrictions on the date of such termination of employment shall be forfeited.

SECTION 10. OTHER PROVISIONS APPLICABLE TO AWARDS

  10.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee's "family," as such term is defined under Code Section 267(c)(4), or to a trust for the benefit of a member or members of the Employee's family, or to a partnership whose only partners are members of the Employee's family, or to a charitable institution, provided that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

  10.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit,
(k) operating margin, (l) return on operating revenue, and (m) market share or circulation.

  10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

  10.4 Consideration for Issuance of Shares. Any issuance of Shares may be conditioned upon payment of an amount equal to the minimum amount, if any, required by applicable law for the issuance of such Shares. The absence of any such condition shall be deemed to reflect a determination by the Committee that non-cash consideration in an amount at least equal to the minimum amount, if any, required by law has been or will be received prior to the issuance of such Shares.

  10.5 Conditions for Issuance of Awards. The Committee may, in its sole discretion and on such terms as it may specify, require as a condition to the grant of any Award that the Employee surrender for cancellation some or all of any previously granted employee benefit arrangement (including other Awards), or any rights under any such employee benefit arrangement. Any such Award which is conditioned upon the surrender and cancellation of another employee benefit arrangement or of rights thereunder may contain such other terms as the Committee deems appropriate and shall be subject to such terms without regard to number of Shares (if any), exercise or purchase price, term or other conditions of the surrendered arrangement or rights.

  10.6 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement, including without limitation a requirement that the Participant agree to submit any dispute with the Company related to the Participant's employment to binding arbitration, a requirement that the Participant not compete with the Company and/or a requirement that the Participant not participate in any Change of Control Transaction. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

  10.7 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

SECTION 11. CHANGES IN CAPITAL STRUCTURE

  11.1 No Preferential Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of any Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  11.2 Adjustment in Shares. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12. CHANGE OF CONTROL

  12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Employee's employment following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Annual Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Annual Incentive Bonus, and/or in the case of Performance Stock or Restricted Stock, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

  12.2 Definitions. Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events:
(a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; (b) the Board ceases for any reason to have at least a majority of "unaffiliated directors" (defined as all members of the Board except those who are or were proposed for nomination as a member of the Board by, or are otherwise "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 under the Exchange Act) with a Person who has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Company (except to the extent such Person had such Beneficial Ownership prior to the effective date of the Plan)); (c) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company, unless either
(A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of any company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation are Unaffiliated Directors who were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, and (C) the Surviving Corporation shall adopt or assume this Plan and a Participant's Awards under the Plan, or (ii) a complete liquidation or dissolution of the Company; or (d) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 13. TAXES

  13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

  13.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14. AMENDMENTS OR TERMINATION

  The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with Rule 16b-3 under the Exchange Act or Section 162(m) or 422 or other applicable provisions of the Code, and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, or otherwise is required under any applicable law, rule or regulation, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with Rule 16b-3 under the Exchange Act, Section 162(m) or Section 422 of the Code, or other applicable provisions of or rules under the Code.

SECTION 15. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

  Without amending the Plan, the Committee may grant Awards to Employees who are foreign nationals or are employed in foreign countries on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like, and may waive such requirements, conditions or terms, as may be necessary or advisable to comply with provisions of laws or practices of other countries in which the Company operates or has employees.

SECTION 16. PURCHASE FOR INVESTMENT

  No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18. LIABILITY OF COMPANY

  The Company which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee or other persons as to:

    18.1 The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

    18.2 Tax Consequences. Any tax consequence expected, but not realized, by any Employee, Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

SECTION 19. EFFECTIVENESS AND EXPIRATION OF PLAN

  The Plan shall be effective on the date the Board adopts the Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all Awards previously granted under the Plan shall become void and of no effect. No Award granted under this Plan shall have a term of more than ten years from the date it is granted. No Awards shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 20. NON-EXCLUSIVITY OF THE PLAN

  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21. GOVERNING LAW

  This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.